As filed with the Securities and Exchange Commission on March  6, 2000
                           Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                            ADVA International Inc.
           (Exact name of registrant as specified in its charter)

Delaware                                       16-1284228
(State of incorporation)               (I.R.S. Employer Identification No.)

                               6 Woodcross Drive
                               Columbia, SC 29036
         (Address, including zip code, of principal executive offices)

                           2000 CONSULTING SERVICES PLAN

                             (Full Titles of the Plans)

                               George L. Down, President
                               ADVA International Inc.
                                 6 Woodcross Drive
                                Columbia, SC 29212
                     (Name and address of agent for service)
                                  (803) 407 3044
        (Telephone number, including area code, of agent for service)

                                      Copy to:
                                Kevin Spreng, ESQ.
                              MESSERLI & KRAMER P.A.
                        150 So. Fifth Street, Suite 1800
                          Minneapolis, Minnesota  55402


                        		CALCULATION OF REGISTRATION FEE

                                   Proposed     Proposed
                                   Maximum     Maximum           Amount of
Title of Securities  Amount to be  Offering     Aggregate        Registration
To be Registered      Registered  Per Share(1) Offering Price(1)      Fee

Common Stock,
$0.001 par value      120,000       $3.00*         $360,000          $100.08

(*) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based on [the average between the high and low trading range of price of the Registrant's stock as reported by the Nasdaq Bulletin Board over the prior year.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The Form 10-KSB of Advanced Medical Products, Inc. for the year ended June 30, 1999, filed with the Securities and Exchange Commission on October 29, 1999;
(b) All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-KSB above, including Forms 10QSB for the periods ended September 30, 1999 and December 30, 1999, and the Information Statement Relating To Corporate Action To Be Taken by Written
Consent in Lieu of Meeting of Stockholders On Or Promptly After
December 22, 1999. All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
(c) The description of the Registrant's Common Stock contained in the Registration Statement on Form S-18 filed with the Commission on June 3, 1987, including any amendments or reports filed for the purpose of updating such descriptions.

Item 4.  Description of Securities.

	Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

	Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         The Bylaws of the Company and the statutes of the State of Delaware give the Company the power to indemnify any director, officer, employee, or agent who was or is a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, against certain liabilities and expenses incurred in connection with the action, suit, or proceeding. The Bylaws of the Company provide that the Company shall indemnify any such directors, officers, employees, or agents to the full extent provided under applicable provisions of the Delaware Statutes. These provisions do not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty, although, as a practical matter, equitable relief may not be available. In the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act. As a result, the above provisions may not limit liability of the directors for violations of, or relieve them from the necessity of complying with, the federal securities laws.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits

EXHIBIT NUMBER

4. Certificate of Amended to the Certificate of Incorporation of the Company, as filed with the State of Delaware on March 1, 2000.

5.    Opinion of Messerli & Kramer P.A.

23.   Consent of McGladrey & Pullen, LLP. Independent Auditors

24.   Power of Attorney - Reference is made to Page 5 of this
		    Registration Statement.

99.   2000 Consulting Services Plan
 -------------

Item 9.  Undertakings.

UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

     	(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

		(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

	(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                       				   Signatures

	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, South Carolina, on March 13, 2000.

                                   ADVA International Inc.

                                   /s/ GEORGE L. DOWN
                                   ------------------------------------
                                   By:  George L. Down
                                   Its: President


                       				Power of Attorney

 Each person whose individual signature appears below hereby constitutes and appoints Ronald G. Moyer as his true and lawful attorney-in-fact with power to authority to execute in the name and on behalf of the person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post effective amendments.

	Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                       TITLE
---------                       -----

/s/ RONALD G. MOYER             Director, Chairman
------------------------
Ronald G. Moyer
Date: March 17, 2000

/s/ GEORGE L. DOWN              Director
------------------------
George L. Down
Date: March 17, 2000

/s/ C. ROGER JONES              Director
------------------------
C. Roger Jones
Date: March 17, 2000



                                 				EXHIBIT 4

                               STATE  of  DELAWARE
                            CERTIFICATE of AMENDMENT of
                          CERTIFICATE of  INCORPORATION of
                           ADVANCED MEDICAL PRODUCTS, INC.

 	ADVANCED MEDICAL PRODUCTS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

FIRST:  	At a meeting of the directors of Advanced Medical Products, Inc.
held on Dec. 22, 1999, resolutions were duly adopted approving a one share for ten shares reverse stock split of the common stock outstanding, and setting forth proposed amendments to the Certificate of Incorporation of said corporation, declaring said amendments advisable and seeking the approval, by written consent without meeting, of a majority of the issued and outstanding shares of said corporation to adopt such amendments to the Certificate of Incorporation, pursuant to Sections 228 and 242 of the Delaware General Corporation Law. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that Article 1 of the Certificate of Incorporation of the Company, as amended, be deleted and the following inserted in lieu:

	1.        The name of the corporation is ADVA International Inc.

RESOLVED, that the first sentence of Article 4 of the Certificate of Incorporation of the Company, as amended, be deleted and the following inserted in lieu:

	4. The aggregate number of shares which the Company shall have authority to issue is 20,010,000 shares, of which 20,000,000 shares shall be common stock, all of which shall have a par value of $0.001, amounting in the aggregate to $20,000, and 4,000 shares shall be Class
A Preferred Stock all of which shall have no par value, and 6,000 shares of Class B Preferred Stock all of which shall have no par value.
The designations and preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of stock are as follows:"

(ii) Adding the following Paragraph 8:
8. Class B Preferred Stock. All Class B Preferred Stock shall be "blank check" preferred stock, issuable in one or more series. The term "blank check" preferred stock refers to stock for which the designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights (subject to the limitations described below), qualifications, limitations or restrictions thereof (collectively, the "Designations") are determined by the board of directors of a company. Under this amendment, the Board of Directors can authorize the issuance, at any time or from time to time, of one or more series of Preferred Stock (subject to approval of the holders of a majority of the issued and outstanding Class A
Preferred stock, and further stockholder approval if required by law).
In addition, the Board of Directors would determine all designations, relative rights, preferences and limitations of such stock, including but not limited to the following: designation of series and numbers of shares; dividend rights; rights upon liquidation or distribution of assets of the Company; conversion or exchange rights; redemption provisions; sinking fund provisions and voting rights; provided that the holders of shares of Preferred Stock will not be entitled to more than the greater of (i) one vote per $100 of liquidation value or (ii) one vote per share, when voting as a class with holders of shares of capital stock generally, and will not be entitled to vote separately as a class except where such class or series of Preferred Stock is adversely affected. No holder of shares of the Company will have any preemptive rights to acquire any securities of the Company.


The Board of Directors is expressly authorized at any time to adopt resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Class B Preferred Stock and, if and to the extent from time to time required by law, to file a Certificate of Designations which is effective without stockholder action to increase or decrease the number of shares included in each series of Class B Preferred Stock (but not to decrease the number of shares in any series below the number of shares then issued), and to set or change in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of each series.

Notwithstanding the broad grant of authority described above to issue one or more series of Class B Preferred Stock without further stockholder approval, if any series of Class B Preferred Stock will enjoy any preference or priority superior to, or on parity with, any such preference or priority of Class A Preferred Stock, or would have rights upon conversion or exchange into any other securities of the Corporation prior or superior to, or on parity with, the Class A Preferred Stock, the Corporation shall obtain the approval of a Majority of the issued and outstanding shares of Class A Preferred Stock, either present at a stockholder's meeting or by written consent in lieu of a meeting, before issuing any shares of such series."

SECOND:       Thereafter, pursuant to resolutions of its Board of
Directors, a majority of the issued and outstanding shares of said corporation entitled to vote consented, in writing, to the adoption of said amendments to the Certificate of Incorporation, and written notice thereof has been provided to stockholders who did not so consent, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD:            That said amendment was duly adopted in accordance
with the provisions of Section 228 and Section 242 of the General
Corporation Law of the State of Delaware.

FOURTH:         That the capital of said corporation shall not be
reduced under or by reason of said amendments

IN WITNESS WHEREOF, said ADVANCED MEDICAL PRODUCTS, INC. has caused this certificate to be signed by George Down, its President and Deborah Riente, its Secretary this 29th day of February, 2000.


ADVANCED MEDICAL PRODUCTS, INC.



By:  _/s/ George L. Down  ____________
	George L. Down, President


By:  _/s/Deborah  Riente      ___________
	Deborah Riente, Secretary



































                              				EXHIBIT 5


                    		{MESSERLI & KRAMER P.A. LETTERHEAD}

March 17, 2000

ADVA International Inc.
6 Woodcross Drive
Columbia, SC  29036

RE: ADVA International Inc. ISSUANCE OF SECURITIES
         OUR FILE NO.

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by ADVA International Inc. (formerly Advanced Medical Products, Inc., "ADVA" or the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the sale of 120,000 shares of the Company's Common Stock, $.001 par value (the "Shares"), that will be issued pursuant to the 2000 Consulting Plan (the "Consulting Plan", of "Agreement").

In connection with this opinion, we have examined the Registration Statement, the Company's restated Articles of Incorporation and By-Laws, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents, where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Consulting Agreement and the Registration Statement, will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,


/s/ MESSERLI & KRAMER P.A.









                       			      EXHIBIT 23

                        INDEPENDENT AUDITOR'S CONSENT



We hereby consent to the incorporation by reference in this Registration Statement of ADVA International Inc. on Form S-8 of our report dated October 22, 1999, in the Annual Report on Form 10-KSB for the years ended June 30, 1999 and 1998 relating to the financial statements of Advanced Medical Products, Inc. included.




/s/McGladrey & Pullen LLP
   Charlotte, NC
   March 17, 2000








































                          				      EXHIBIT 99

                              200O CONSULTING PLAN

         THIS CONSULTING PLAN (this "Agreement") is entered into as of February 4, 2000 by and between Advanced Medical Products, Inc., a Delaware corporation, "ADVA" or the "Company"), and Ronald G. Moyer, George L. Down, Roger Griffis, L. John Ankney, and (possibly)including one or more other independent financial consultants (collectively the "Consultants").

				            RECITALS:

A. ADVA is a public company whose Common Stock, with a par value of $.001 per share, is quoted on the OTC Bulletin Board. Advanced Medical Products Inc. ("Advanced Medical", the "Registrant" or the "Company"), prior to selling its assets on May 12, 1999 under paragraph 363 US11 of the bankruptcy code, developed, manufactured, assembled and marketed medical diagnostic equipment and software primarily for use in physicians' offices. Holter monitors (24 hour electrocardiogram (ECG) monitors) and ambulatory blood pressure (ABP) instruments provided most of the Company's revenues.
B. ADVA requires expertise in corporate restructuring, mergers, and acquisitions to support the Company's pursuit of opportunities to merge a private company into Advanced Medical Products, Inc., a Bulletin Board traded public shell, and wishes to engage the Consultants on a nonexclusive basis as independent contractors to provide advisory services.
C. The Parties wish to set forth the terms of their relationship pursuant to the terms of this Agreement - specifically, to establish a Company Consulting relationship for purposes of state and federal law;

         NOW, THEREFORE, it is mutually agreed by and between the parties as follows:

1. ENGAGEMENT. ADVA hereby retains and engages the Consultants to consult with and advise ADVA with respect to the activities described in more detail in Section 2 below (the "Consulting Services"), and the Consultants agree to perform the Consulting Services subject to the terms and conditions of this Agreement. Consultants agree to work for ADVA as consultants and not as an employees, as that term is understood for federal and state law purposes. Accordingly, Consultants understand that they are not eligible for any vacation or other leave or benefits provided to ADVA employees and that they are responsible for payment of all taxes arising out of these activities, including, but not limited to, federal and state income tax, Social Security tax, unemployment insurance taxes and any other business license fees as required. Consultants are also responsible for any workers' compensation arrangements and payments required by applicable law.

2. CONSULTING SERVICES. The consulting services contemplated by this Agreement (the "Consulting Services") shall consist of Consultants providing advice and counsel regarding ADVA's Board's decision that it is in the best interest of all of the stockholders of ADVA to pursue opportunities to merge a private company into ADVA, a Bulletin Board traded public shell, to negotiate a suitable transaction with interested parties, and to make certain changes in the corporate structure to accommodate such a "reverse merger". Consultants shall act as a "Committee" appointed for the purpose of seeking potential reverse merger candidates or technology or business partners, reviewing available information, negotiating terms of a stock sale and merger, or terms of a stock sale, and presenting recommendations to the Board for approval; in addition, Consultants will seek opportunities and pursue negotiations with potential alliances and partners, merger/acquisition candidates, joint ventures, corporate partners, technology partners, and others, excluding financial and financially related transactions and any activities related to capital formation.

3. BEST EFFORTS. Consultants shall devote such time and best efforts to the affairs of ADVA as is reasonable and adequate to render the consulting services contemplated by this agreement. Consultants are not responsible for the performance of any services which may be rendered hereunder without ADVA providing the necessary information in writing prior thereto, nor shall Consultants include any services that constitute the rendering of any legal opinions or performance of work that is in the ordinary purview of a Certified Public Accountant or attorney. It is understood that a portion of the compensation to be paid hereunder is being paid by ADVA to have Consultants remain available to assist with transactions on an as-needed basis.

4. DUTIES EXPRESSLY EXCLUDED. This Agreement expressly excludes the Consultants from providing any and all capital formation and/or public relations services to the Company inclusive of, but not limited to: (i) direct or indirect promotion of, or maintaining of a market in, the Company's securities; (ii) assistance in obtaining debt and/or equity financing or any other capital-raising transactions; or (iii) investor relations or shareholder communications services.

5. CONSIDERATION. In consideration of the performance by the Consultants of the Consulting Services, ADVA will issue to Consultants up to 120,000 shares of ADVA's Common Stock (the "Shares"). The Shares will be issued as soon as practicable following execution of this Agreement and the filing of a registration statement under the Securities Act of 1933, as amended, on Form S-8 covering the original issuance of such Shares.

6. EXPENSES. Consultants shall bear there out-of-pocket costs and expenses incident to performing the Consulting Services, without a right of reimbursement by ADVA.

7. TERM. The term of this Agreement is one year, commencing on the date hereof, and shall continue for one year unless terminated sooner, by either party, upon giving to the other party five (5) days written notice, after which time this Agreement is terminated.

8. CONSULTANTS' LIABILITY. In the absence of gross negligence or willful misconduct on the part of the Consultants or the Consultants' breach of any term of this Agreement, the Consultant shall not be liable to the Company, or to any officer, director, employee, shareholder or creditor of the Company, for any act or omission in the course of or in connection with the rendering or providing of services hereunder. Except in those cases where gross negligence or willful misconduct of the Consultants or the breach by the Consultants of any terms of this Agreement is alleged and proven, the Company agrees to defend, indemnify, and hold the Consultants harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorneys' fees paid in the defense of the Consultants) which may in any way result from services rendered by the Consultants pursuant to or in connection with this Agreement. This indemnification expressly excludes any and all damages as a result of any actions taken or omissions or statements made by the Consultants without the prior approval or authorization of the Company or which are otherwise in violation of applicable law.

9. COMPANY'S LIABILITY. The Consultants agree to defend, indemnify, and hold the Company and its officers, directors, employees and shareholders harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorneys' fees paid in defense of the Company and/or its officers, directors, employees and/or shareholders) which may in any way result pursuant to his gross negligence or willful misconduct or in any connection with any actions taken or omissions or statements made without the prior approval or authorization of the Company or which are otherwise in violation of applicable law.

10. CONSULTANTS' REPRESENTATIONS. The Consultants make the following representations:

(a) The Consultant's have no prior or existing legally binding obligations that are in conflict with there entering into this Agreement;

(b) The Consultants shall not offer or make payment of any consideration to brokers, dealers, or others for purposes of inducing the purchase, making of a market or recommendation for the purchase of the Company's securities;

(c) Certain of the Consultants are currently shareholders of ADVA;

(d) The Consultants are not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD or any state securities commission;

(e) The Consultants' activities and operations fully comply with now and will comply with in the future all applicable state and federal securities laws and regulations;

(f) The Consultants understand that, as a result of there services, they may come to possess material non-public information about the Company, and they will take steps to reasonably insure that neither they nor any of there affiliates trade in the securities of the Company while in possession of material non-public information;

(g) During the term of this Agreement and for a period of five years thereafter, the Consultants shall treat as the Company's confidential trade secrets all data, information, ideas, knowledge and papers pertaining to the affairs of the Company. Without limiting the generality of the foregoing, such trade secrets shall include, without limitation: the Company's business, marketing and acquisition plans; the identity of the Company's customers, suppliers, prospective customers and suppliers and acquisition candidates; the identity of the Company's marketing partners; the identity of the Company's creditors and other sources of financing; the Company's cost and gross prices charged by the Company for its products; the prices or other consideration charged to or required of the Company by any of the suppliers or potential suppliers; and the Company's sales and promotional policies. The Consultants shall not reveal such trade secrets to others except in the proper exercise of his duties for the Company, or use his knowledge thereof in any way that would be detrimental to the interest of the Company unless compelled to disclose such information by judicial or administrative process. Despite the above, the divulging of information shall not be a breach of this Agreement to the extent that such information was (i)previously known by the party to which it is divulged, (ii) already in the public domain, all through no fault of the Consultant or (iii) required to be disclosed by the Consultant pursuant to judicial or governmental order (as to which case, the Consultant shall promptly notify ADVA of any request for information so that ADVA can determine whether to seek a protective order as to such information). The Consultants shall also treat all information pertaining to the affairs of the Company's suppliers and customers and prospective customers and suppliers as confidential trade secrets of such customers and suppliers and prospective customers and suppliers; and (h) The Consultant agrees to notify the Company immediately if, at any time, any of the representations and warranties made by the Consultants herein are no longer true and correct or if a breach of any of the representations and warranties made by the Consultants herein occurs.

11. COMPANY REPRESENTATIONS. The Company makes the following representations:

(a) The Company is in good standing in under the laws of the State of Delaware.

(b) The issuance of the Shares has been authorized by ADVA's Board of Directors and, when issued, will be fully paid and non-assessable.

12. ENTIRETY OF AGREEMENT. This Agreement sets forth the entire understanding of the parties with respect to the matters contemplated hereby. Any and all previous agreements and understandings between or among the parties of any kind, whether written or oral, are superseded by this Agreement. This Agreement shall not be amended or modified except by written instrument duly executed by each of the parties.

13. ASSIGNMENT AND BINDING EFFECT. This Agreement may not be assigned without the prior written consent of the other party.

14. WAIVER. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

15. NOTICES. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by facsimile, or by registered or certified mail, postage prepaid, as follows:

         If to ADVA to:

         Advanced Medical Products, Inc.
	 6 Woodcross Drive
	 Columbia, SC 29212


         If to Consultants, to:

	Ronald G Moyer
	6 Woodcross Drive
	Columbia, SC 29212

	George Down
	6 Woodcross Drive
	Columbia, SC 29212

	Roger Griffis
	6 Woodcross Drive
	Columbia, SC 29212

	L. John Ankney
	3703 Sleepy Hollow Rd.
	Falls Church, Virginia 22041

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communications will be deemed to have been given as of the date so delivered, telephoned or mailed.

16. GOVERNING LAW. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware, exclusive of its conflict of laws rules.

17. NO BENEFIT TO OTHERS. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto.

18. SEVERABILITY. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

19. HEADINGS. The headings of this Agreement are inserted solely for the convenience of reference and are not part of, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

20. FURTHER ACTS. Each party agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.

21. ACKNOWLEDGMENT CONCERNING COUNSEL. Each party acknowledges that it/he had the opportunity to employ separate and independent counsel of its/his own choosing in connection with this Agreement.

22. INDEPENDENT CONTRACTOR STATUS. There is no relationship, partnership, agency, employment, franchise or joint venture between the parties. The parties have no authority to bind the other or incur any obligations on their behalf.

23. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


IN WITNESS WHEREOF, the undersigned have hereunto affixed their signatures.

 Advanced Medical Products, Inc.
                                                CONSULTANTS

						/S/RONALD G. MOYER
						------------------------
 						   Ronald G. Moyer

By /s/ RONALD G MOYER				/s/GEORGE DOWN
  -------------------------------------         -----------------------
       Ronald G. Moyer, Its Chairman    	   George Down

						/s/ROGER GRIFFIS
						------------------------
						   Roger Griffis

 						/s/L. JOHN ANKNEY
					        ------------------------
 						   L. John Ankney